Exhibit 99.1

FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Nikki Klemmer, 615-743-6132
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PNFP REPORTS DILUTED EARNINGS PER SHARE OF $0.68 FOR 1Q 2016

Excluding merger-related charges, diluted EPS was a record $0.71 for 1Q 2016

NASHVILLE, TN, April 18, 2016 – Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) reported net income per diluted common share of $0.68 for the quarter ended March 31, 2016, compared to net income per diluted common share of $0.62 for the quarter ended March 31, 2015, an increase of 9.7 percent.

Excluding pre-tax merger-related charges of $1.8 million for the three months ended March 31, 2016, net income per diluted common share was $0.71 for the three months ended March 31, 2016, or a 14.5 percent increase over the same period last year.

“Several very significant events occurred during the first quarter of 2016,” said M. Terry Turner, Pinnacle’s president and chief executive officer. “First, in January, we announced our intent to merge with Avenue Financial Holdings (Avenue) later this year. The combination of our two franchises will further expand our penetration in Nashville, TN, which we believe is one of the strongest banking markets in the United States. Second, in early March, we closed on our previously announced acquisition of an additional 19 percent interest in Bankers Healthcare Group (BHG), bringing our total ownership to 49 percent. We believe our partnership with BHG has produced outstanding results for our shareholders, and we will continue to look for opportunities to grow revenues between the two firms. Third, in mid-March, we successfully completed the technology and brand integration of CapitalMark Bank & Trust in Chattanooga so that now we operate just one platform and brand in all of our markets.”

GROWING THE CORE EARNINGS CAPACITY OF THE FIRM:

•	Revenues (excluding securities gains and losses) for the quarter ended March 31, 2016 were a record $99.8 million, an increase of $1.7 million from the fourth quarter of 2015. Revenues (excluding securities gains and losses) increased 43.0 percent over the same quarter last year.

•	Loans at March 31, 2016 were a record $6.828 billion, an increase of $284.7 million from Dec. 31, 2015 and $2.183 billion from March 31, 2015, reflecting year-over-year growth of 47.0 percent. Included in first quarter loan growth was $169.2 million of purchased loans that were acquired in conjunction with a recent liftout of three commercial lenders in the Memphis market.

•	Average balances of noninterest-bearing deposit accounts were $1.960 billion in the first quarter of 2016 and represented approximately 27.9 percent of total average deposit balances for the quarter. First quarter 2016 average noninterest-bearing deposits increased 46.0 percent over the same quarter last year.

“Setting the $169.2 million loan purchase aside, organic net loan growth during the first quarter was $115.5 million, which represented more than twice the net loan growth in the same quarter last year,” Turner said. “We also continue to experience success in our recruiting efforts in our markets. During the first quarter, we recruited 14 revenue-producing associates from other firms, making the first quarter one of our most successful recruiting quarters in recent memory. Both our business development and recruiting pipelines remain strong and give me increased optimism that our firm remains the preferred bank for clients and bankers in our markets. Despite the incremental expenses associated with these investments in our future growth, we continue to outperform peer averages in terms of key profitability and productivity measures such as ROAA, ROTCE and the efficiency ratio.”

FOCUSING ON PROFITABILITY:

•	The firm’s net interest margin was 3.78 percent for the quarter ended March 31, 2016, compared to 3.73 percent last quarter and 3.78 percent for the quarter ended March 31, 2015.

•	Return on average assets was 1.27 percent for the first quarter of 2016, compared to 1.24 percent for the fourth quarter of 2015 and 1.45 percent for the same quarter last year. Excluding merger-related charges, return on average assets was 1.32 percent for the first quarter of 2016 compared to 1.31 percent for the fourth quarter of 2015.

•	First quarter 2016 return on average tangible equity amounted to 15.04 percent, compared to 14.97 percent for the fourth quarter of 2015 and 15.56 percent for the same quarter last year. Excluding merger-related charges, return on average tangible equity amounted to 15.64 percent for the first quarter of 2016 compared to 15.81 percent for the fourth quarter of 2015.

“We are pleased with the ongoing financial performance of our firm,” said Harold R. Carpenter, Pinnacle’s chief financial officer. “As expected, our first quarter net interest margin was supported by the positive impact of purchase accounting, so our net interest margin will likely see some dilution through the end of 2016 as purchase accounting becomes less impactful during the remainder of the year. Nevertheless, we continue to believe net interest income will grow consistently this year. As has been the case for a number of years,our ability to take market share should produce reliable and consistent growth in our bottom line results.”

OTHER FIRST QUARTER 2016 HIGHLIGHTS:

•	Revenue growth

•	Net interest income for the quarter ended March 31, 2016 increased to a record $73.9 million, compared to $71.5 million for the fourth quarter of 2015 and $51.3 million for the first quarter of 2015.

•	Noninterest income for the quarter ended March 31, 2016 decreased to $25.9 million, compared to $26.6 million for the fourth quarter of 2015 and $18.5 million for the same quarter last year.

•	Wealth management revenues, which include investment, trust and insurance services, were $5.6 million for the quarter ended March 31, 2016, compared to $5.1 million for the first quarter of 2015 and $5.4 million for the quarter ended Dec. 31, 2015, resulting in a year-over-year growth rate of 10.8 percent.

•	Income from the firm’s investment in BHG was $5.2 million for the quarter ended March 31, 2016, compared to $7.8 million for the quarter ended Dec. 31, 2015 and $3.2 million for the same quarter last year. The firm’s investment in BHG contributed slightly less than $0.06 in diluted earnings per share in the first quarter of 2016, compared to $0.11 in the fourth quarter of 2015 and $0.05 for the same quarter last year.

“BHG’s contribution was less in the first quarter of 2016 compared to the fourth quarter of 2015 primarily due to seasonal fluctuations, but their pipelines have rebuilt and appear to be on track for another record year of growth,” Carpenter said. “We also believe our loan growth will continue at a low-double digit rate this year which, in turn, will be the principal driver of our revenue growth in 2016.”

•	Noninterest expense

•	Noninterest expense for the quarter ended March 31, 2016 was $54.1 million, compared to $52.2 million in the fourth quarter of 2015 and $36.8 million in the same quarter last year.

•	Salaries and employee benefits were $32.5 million in the first quarter of 2016, compared to $30.9 million in the fourth quarter of 2015 and $23.5 million in the same quarter last year, primarily due to annual merit increases, payroll tax resets and increased headcount . Incentive costs associated with the firm’s annual cash incentive plan amounted to $3.2 million in the first quarter of 2016, compared to $3.8 million in the first quarter of 2015 and $3.9 million in the fourth quarter of 2015.

•	Merger-related expenses were approximately $1.8 million during the quarter ended March 31, 2016. The firm will continue to incur merger-related expenses to complete the CapitalMark integration and our planned merger with Avenue later this year.

•	The efficiency ratio for the first quarter of 2016 increased to 54.2 percent from 53.2 percent in the fourth quarter of 2015, and the ratio of noninterest expenses, including merger-related charges, to average assets increased to 2.46 percent from 2.42 in the fourth quarter of 2015. Excluding merger-related charges, ORE expense and FHLB prepayment charges, the efficiency ratio for the first quarter of 2016 increased from 50.6 percent to 52.2 percent, and the ratio of noninterest expenses to average assets increased from 2.30 percent to 2.37 percent.

•	The firm’s headcount increased to 1,075.0 FTE’s at March 31, 2016, up from 1,058.5 FTE’s at year end 2015.

“As we review our quarterly expense run rates going into the remainder of 2016, our expenses will likely increase as additional new hires are fully absorbed into our firm,” Carpenter said. “Offsetting a portion of these increases will be the expense reductions from the final implementation of the CapitalMark integration, which we will begin to realize during the second quarter of 2016. We are also looking forward to the eventual integration of Avenue into our firm and the opportunities it provides us to increase operating leverage during 2016 and 2017.”

•	Asset quality

•	Nonperforming assets increased to 0.70 percent of total loans and ORE at March 31, 2016, compared to 0.55 percent at Dec. 31, 2015 and 0.58 percent at March 31, 2015. Nonperforming assets increased to $47.9 million at March 31, 2016, compared to $36.3 million at Dec. 31, 2015 and $26.8 million at March 31, 2015.

•	The allowance for loan losses represented 0.91 percent of total loans at March 31, 2016, compared to 1.00 percent at Dec. 31, 2015 and 1.43 percent at March 31, 2015.

•	The ratio of the allowance for loan losses to nonperforming loans was 146.4 percent at March 31, 2016, compared to 222.9 percent at Dec. 31, 2015 and 391.6 percent at March 31, 2015.

•	Net charge-offs were $7.1 million for the quarter ended March 31, 2016, compared to $3.8 million for the fourth quarter of 2015 and $1.4 million for the quarter ended March 31, 2015. Annualized net charge-offs as a percentage of average loans for the quarter ended March 31, 2016 were 0.43 percent, compared to 0.13 percent for the quarter ended March 31, 2015.

•	Provision for loan losses decreased to $3.9 million in the first quarter of 2016 from $5.5 million in the fourth quarter of 2015 and increased from $315,000 in the first quarter of 2015.

“Over the last several quarters, we have been actively reviewing our relatively small consumer auto portfolio,” Turner said. “This review resulted in a larger than normal charge-off against previously established reserves for these assets during the first quarter of 2016. Excluding these loans, our loan book with over $6 billion in loans continues to perform very well from a soundness perspective.”

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. (CDT) on April 19, 2016 to discuss first quarter 2016 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle’s website at www.pnfp.com.

For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle’s website at www.pnfp.com for 90 days following the presentation.

Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. The American Banker recognized Pinnacle as the third best bank to work for in the country in 2015.

The firm began operations in a single downtown Nashville location in October 2000 and has since grown to approximately $9.3 billion in assets at March 31, 2016. As the second-largest bank holding company headquartered in Tennessee, Pinnacle operates in the state’s four largest markets, Nashville, Memphis, Knoxville and Chattanooga, as well as several surrounding counties.

Additional information concerning Pinnacle, which is included in the NASDAQ Financial-100 Index, can be accessed at www.pnfp.com.

###

FORWARD-LOOKING STATEMENTS

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “goal,” “objective,” “intend,” “plan,” “believe,” “should,” “hope,” “pursue,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Pinnacle Financial to differ materially from any results expressed or implied by such forward-looking statements. Such risks include, without limitation, (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the inability of Pinnacle Financial, or entities in which it has significant investments, like BHG, to maintain the historical growth rate of its, or such entities’, loan portfolio; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) effectiveness of Pinnacle Financial’s asset management activities in improving, resolving or liquidating lower-quality assets; (vi) increased competition with other financial institutions; (vii) greater than anticipated adverse conditions in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA, the Knoxville MSA, the Chattanooga, TN-GA MSA and the Memphis, TN-MS-AR MSA, particularly in commercial and residential real estate markets; (viii) rapid fluctuations or unanticipated changes in interest rates on loans or deposits; (ix) the results of regulatory examinations; (x) the ability to retain large, uninsured deposits; (xi) a merger or acquisition like our proposed merger with Avenue Financial Holdings, Inc. (Avenue); (xii) risks of expansion into new geographic or product markets; (xiii) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xiv) reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Pinnacle Financial), to retain financial advisors (including those at Avenue) or otherwise to attract customers from other financial institutions; (xv) further deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xvi) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies and required capital maintenance levels; (xvii) risks associated with litigation, including the applicability of insurance coverage; (xviii) the risk that the cost savings and any revenue synergies from the mergers with Avenue, CapitalMark Bank & Trust (CapitalMark) and Magna Bank (Magna) may not be realized or take longer than anticipated to be realized; (xix) disruption from the Avenue merger with customers, suppliers or employee relationships; (xx) the occurrence of any event, change or other circumstances that could give rise to the termination of the Avenue merger agreement; (xxi) the risk of successful integration of Avenue’s, CapitalMark’s and Magna’s business with ours; (xxii) the failure of Avenue’s shareholders to approve the Avenue merger; (xxiii) the amount of the costs, fees, expenses and charges related to the Avenue merger; (xxiv) the ability to obtain required government approvals of the proposed terms of the Avenue merger; (xxv) risk of adverse reaction of Pinnacle Financial’s and Avenue’s customers to the Avenue merger; (xxvi) the failure of the closing conditions of the Avenue merger to be satisfied; (xxvii) the risk that the integration of Avenue’s, CapitalMark’s and Magna’s operations with Pinnacle Financial’s will be materially delayed or will be more costly or difficult than expected; (xxviii) the possibility that the Avenue merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xxix) the dilution caused by Pinnacle Financial’s issuance of additional shares of its common stock in the Avenue merger; (xxx) approval of the declaration of any dividend by Pinnacle Financial’s board of directors; (xxxi) the vulnerability of our network and online banking portals to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (xxxii) the possibility of increased compliance costs as a result of increased regulatory oversight, including oversight of companies in which Pinnacle Financial has significant investments, and the development of additional banking products for our corporate and consumer clients; (xxxiii) the risks associated with our being a minority investor in BHG, including the risk that the owners of a majority of the membership interests in BHG decide to sell the company if not prohibited from doing so by the terms of our agreement with them; (xxxiv) the incremental cost and/or decreased revenues associated with exceeding $10 billion in assets will exceed current estimates; and (xxxv) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments . A more detailed description of these and other risks is contained in “Item 1A. Risk Factors” below. Many of such factors are beyond Pinnacle Financial’s ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the Avenue merger, Pinnacle Financial has filed a registration statement on Form S-4 with the Securities and Exchange Commission (the SEC) to register the shares of Pinnacle’s common stock that will be issued to the shareholders of Avenue in connection with the Avenue merger. The registration statement includes a proxy statement/prospectus (that will be delivered to Avenue’s shareholders in connection with their required approval of the Avenue merger) and other relevant materials in connection with the Avenue merger.

INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE AVENUE MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PINNACLE, AVENUE AND THE AVENUE MERGER.

Investors and security holders may obtain free copies of these documents once they are available through the website maintained by the SEC at http://www.sec.gov. Free copies of the proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Pinnacle Financial Partners, Inc., 150 3rd Avenue South, Suite 980, Nashville, TN 37201, Attention: Investor Relations (615) 744-3742 or Avenue Financial Holdings, Inc., 111 10th Avenue South, Suite 400, Nashville, TN 37203, Attention: Investor Relations (615) 252-2265.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Pinnacle and Avenue, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Avenue in respect of the Avenue merger. Certain information about the directors and executive officers of Pinnacle is set forth in its Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on February 29, 2016 and its proxy statement for its 2016 annual meeting of shareholders, which was filed with the SEC on March 10, 2016, and its Current Report on Form 8-K which was filed with the SEC on April 1, 2016. Certain information about the directors and executive officers of Avenue is set forth in its Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on March 29, 2016. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus and other relevant documents filed with the SEC when they become available.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS – UNAUDITED

	March 31, 2016	December 31, 2015	March 31, 2015
ASSETS
Cash and noninterest-bearing due from banks	$77,778,562	$75,078,807	$61,498,151
Interest-bearing due from banks	304,031,806	219,202,464	227,823,492
Federal funds sold and other	767,305	26,670,062	4,455,077

Cash and cash equivalents	382,577,673	320,951,333	293,776,720
Securities available-for-sale, at fair value	1,017,329,867	935,064,745	769,018,224
Securities held-to-maturity (fair value of $31,521,474, $31,585,303 and $39,407,835, at March 31, 2016, December 31, 2015 and March 31, 2015, respectively)	31,089,333	31,376,840	39,275,846
Residential mortgage loans held-for-sale	35,437,491	47,930,253	18,909,910
Commercial loans held-for-sale	10,504,481	—	7,934,778
Loans	6,827,929,582	6,543,235,381	4,645,272,317
Less allowance for loan losses	(62,239,279)	(65,432,354)	(66,241,583)

Loans, net	6,765,690,303	6,477,803,027	4,579,030,734
Premises and equipment, net	78,771,705	77,923,607	71,281,505
Equity method investment	203,007,435	88,880,014	78,626,832
Accrued interest receivables	25,168,584	21,574,096	18,262,956
Goodwill	431,840,600	432,232,255	243,442,869
Core deposit and other intangible assets	9,667,282	10,540,497	2,665,659
Other real estate owned	4,687,379	5,083,218	8,441,288
Other assets	266,572,475	266,054,295	183,679,047

Total assets	$9,262,344,608	$8,715,414,180	$6,314,346,368

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$2,026,550,350	$1,889,865,113	$1,424,971,154
Interest-bearing	1,427,213,569	1,389,548,175	1,065,900,049
Savings and money market accounts	2,958,363,723	3,001,950,725	1,878,270,087
Time	668,084,583	690,049,795	420,168,133

Total deposits	7,080,212,225	6,971,413,808	4,789,309,423
Securities sold under agreements to repurchase	62,801,494	79,084,298	68,053,123
Federal Home Loan Bank advances	616,289,980	300,305,226	455,443,811
Subordinated debt and other borrowings	210,708,217	142,476,000	135,533,292
Accrued interest payable	2,540,401	2,593,209	632,021
Other liabilities	61,012,450	63,930,339	41,224,052

Total liabilities	8,033,564,767	7,559,802,880	5,490,195,722
Stockholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—	—
Common stock, par value $1.00; 90,000,000 shares authorized; 41,994,955 shares, 40,906,064 shares, and 35,864,667 shares issued and outstanding at March 31, 2016, December 31, 2015 and March 31, 2015, respectively	41,994,955	40,906,064	35,864,667
Additional paid-in capital	884,015,506	839,617,050	563,831,066
Retained earnings	300,746,837	278,573,408	218,909,667
Accumulated other comprehensive (loss) income, net of taxes	2,022,543	(3,485,222)	5,545,246

Stockholders’ equity	1,228,779,841	1,155,611,300	824,150,646

Total liabilities and stockholders’ equity	$9,262,344,608	$8,715,414,180	$6,314,346,368

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Interest income:
Loans, including fees	$74,404,204	$71,601,444	$49,466,706
Securities
Taxable	4,466,834	4,201,602	3,444,599
Tax-exempt	1,493,757	1,482,703	1,483,307
Federal funds sold and other	609,587	510,776	283,978

Total interest income	80,974,382	77,796,525	54,678,590

Interest expense:
Deposits	4,915,563	4,599,159	2,430,742
Securities sold under agreements to repurchase	48,050	38,622	30,917
Federal Home Loan Bank advances and other borrowings	2,108,092	1,683,994	948,552

Total interest expense	7,071,705	6,321,775	3,410,211

Net interest income	73,902,677	71,474,750	51,268,379
Provision for loan losses	3,893,570	5,459,353	315,091

Net interest income after provision for loan losses	70,009,107	66,015,397	50,953,288
Noninterest income:
Service charges on deposit accounts	3,442,684	3,499,480	2,912,549
Investment services	2,345,600	2,786,839	2,259,440
Insurance sales commissions	1,705,859	1,102,747	1,512,618
Gains on mortgage loans sold, net	3,567,551	2,180,864	1,941,254
Investment gains (losses) on sales, net	—	(9,954)	6,003
Trust fees	1,580,612	1,481,818	1,311,985
Income from equity method investment	5,147,524	7,839,028	3,201,302
Other noninterest income	8,065,880	7,726,952	5,348,151

Total noninterest income	25,855,710	26,607,774	18,493,302

Noninterest expense:
Salaries and employee benefits	32,516,856	30,877,853	23,530,860
Equipment and occupancy	8,130,464	8,384,525	6,046,223
Other real estate, net	112,272	99,394	395,288
Marketing and other business development	1,263,361	1,465,122	959,750
Postage and supplies	957,087	1,052,427	649,251
Amortization of intangibles	873,215	916,581	227,414
Merger related expenses	1,829,472	2,489,396	—
Other noninterest expense	8,380,969	6,906,131	5,022,236

Total noninterest expense	54,063,696	52,191,429	36,831,022

Income before income taxes	41,801,121	40,431,742	32,615,568
Income tax expense	13,835,857	13,577,634	10,772,857

Net income	$27,965,264	$26,854,108	$21,842,711

Per share information:
Basic net income per common share	$0.70	$0.67	$0.62

Diluted net income per common share	$0.68	$0.65	$0.62

Weighted average shares outstanding:
Basic	40,082,805	40,000,102	35,041,203
Diluted	40,847,027	41,015,154	35,380,529

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	March	December	September	June	March	December
	2016	2015	2015	2015	2015	2014
Balance sheet data, at quarter end:
Commercial real estate—mortgage loans	$2,340,720	2,275,483	2,192,151	1,671,729	1,560,683	1,544,091
Consumer real estate —mortgage loans	1,042,369	1,046,517	1,044,276	740,641	723,907	721,158
Construction and land development loans	764,079	747,697	674,926	372,004	324,462	322,466
Commercial and industrial loans	2,434,656	2,228,542	2,178,535	1,819,600	1,810,818	1,784,729
Consumer and other	246,106	244,996	246,101	226,380	225,402	217,583
Total loans	6,827,930	6,543,235	6,335,989	4,830,354	4,645,272	4,590,027
Allowance for loan losses	(62,239)	(65,432)	(63,758)	(65,572)	(66,242)	(67,359)
Securities	1,048,419	966,442	1,003,994	840,136	808,294	770,730
Total assets	9,262,345	8,715,414	8,544,799	6,516,544	6,314,346	6,018,248
Noninterest-bearing deposits	2,026,550	1,889,865	1,876,910	1,473,086	1,424,971	1,321,053
Total deposits	7,080,212	6,971,414	6,600,679	4,993,611	4,789,309	4,782,605
Securities sold under agreements to repurchase	62,801	79,084	68,077	61,549	68,053	93,995
FHLB advances	616,290	300,305	545,330	445,345	455,444	195,476
Subordinated debt and other borrowings	210,708	142,476	142,476	133,908	135,533	96,158
Total stockholders’ equity	1,228,780	1,155,611	1,134,226	841,390	824,151	802,693
Balance sheet data, quarterly averages:
Total loans	$6,742,054	6,457,870	5,690,246	4,736,818	4,624,952	4,436,411
Securities	993,675	1,002,291	925,506	836,425	788,550	760,328
Total earning assets	8,018,596	7,759,053	6,844,784	5,764,514	5,581,508	5,382,479
Total assets	8,851,978	8,565,341	7,514,633	6,319,712	6,102,523	5,855,421
Noninterest-bearing deposits	1,960,083	1,948,703	1,689,599	1,437,276	1,342,603	1,373,745
Total deposits	7,037,014	6,786,931	5,898,369	4,884,506	4,791,944	4,758,402
Securities sold under agreements to repurchase	69,129	72,854	71,329	61,355	66,505	82,970
FHLB advances	383,131	376,512	393,825	388,963	290,016	95,221
Subordinated debt and other borrowings	162,575	142,660	147,619	135,884	121,033	96,722
Total stockholders’ equity	1,188,153	1,153,681	986,325	836,791	815,706	796,338
Statement of operations data, for the three months ended:
Interest income	$80,974	77,797	67,192	55,503	54,679	53,533
Interest expense	7,072	6,322	5,133	3,672	3,410	3,220

Net interest income	73,902	71,475	62,059	51,831	51,269	50,313
Provision for loan losses	3,894	5,459	2,228	1,186	315	2,041

Net interest income after provision for loan losses	70,008	66,016	59,831	50,645	50,954	48,272
Noninterest income	25,856	26,608	21,410	20,019	18,493	14,384
Noninterest expense	54,064	52,191	45,107	36,747	36,830	34,391

Income before taxes	41,800	40,433	36,134	33,917	32,617	28,264
Income tax expense	13,836	13,578	11,985	11,252	10,774	9,527

Net income	$27,965	26,855	24,149	22,665	21,843	18,737

Profitability and other ratios:
Return on avg. assets (1)	1.27%	1.24%	1.27%	1.44%	1.45%	1.27%
Return on avg. equity (1)	9.47%	9.24%	9.71%	10.86%	10.86%	9.33%
Return on avg. tangible common equity (1)	15.04%	14.97%	14.49%	15.39%	15.56%	13.52%
Dividend payout ratio (18)	21.62%	18.97%	19.92%	20.78%	22.22%	16.67%
Net interest margin (1) (2)	3.78%	3.73%	3.66%	3.65%	3.78%	3.76%
Noninterest income to total revenue (3)	25.92%	27.13%	25.65%	27.86%	26.51%	22.23%
Noninterest income to avg. assets (1)	1.17%	1.23%	1.13%	1.27%	1.23%	0.97%
Noninterest exp. to avg. assets (1)	2.46%	2.42%	2.38%	2.33%	2.45%	2.33%
Noninterest expense (excluding ORE, FHLB prepayment charges, and merger related expense) to avg. assets (1)	2.37%	2.30%	2.30%	2.31%	2.42%	2.37%
Efficiency ratio (4)	54.20%	53.21%	54.04%	51.14%	52.79%	53.16%
Avg. loans to average deposits	95.81%	95.15%	96.47%	96.98%	96.52%	93.23%
Securities to total assets	11.32%	11.10%	11.75%	12.89%	12.80%	12.81%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended			Three months ended
	March 31, 2016			March 31, 2015
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$6,742,054	$74,404	4.49%	$4,624,952	$49,467	4.35%
Securities
Taxable	810,913	4,467	2.22%	625,883	3,445	2.23%
Tax-exempt (2)	182,762	1,494	4.40%	162,667	1,483	4.94%
Federal funds sold and other	282,867	609	0.87%	168,006	284	0.81%

Total interest-earning assets	8,018,596	$80,974	4.09%	5,581,508	$54,679	4.02%

Nonearning assets
Intangible assets	440,466			246,314
Other nonearning assets	392,916			274,701

Total assets	$8,851,978			$6,102,523

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$1,404,963	$932	0.27%	$1,029,707	$473	0.19%
Savings and money market	2,997,586	2,952	0.40%	1,996,016	1,410	0.29%
Time	674,382	1,031	0.61%	423,618	548	0.52%

Total interest-bearing deposits	5,076,931	4,915	0.39%	3,449,341	2,431	0.29%
Securities sold under agreements to repurchase	69,129	48	0.28%	66,505	31	0.19%
Federal Home Loan Bank advances	383,131	536	0.56%	290,016	220	0.31%
Subordinated debt and other borrowings	162,575	1,573	3.89%	121,033	728	2.44%

Total interest-bearing liabilities	5,691,766	7,072	0.50%	3,926,895	3,410	0.35%
Noninterest-bearing deposits	1,960,083	—	—	1,342,603	—	—

Total deposits and interest-bearing liabilities	7,651,849	$7,072	0.37%	5,269,498	$3,410	0.26%

Other liabilities	11,976			17,319
Stockholders’ equity	1,188,153			815,706

Total liabilities and stockholders’ equity	$8,851,978			$6,102,523

Net interest income		$73,902			$51,269

Net interest spread (3)			3.59%			3.67%
Net interest margin (4)			3.78%			3.78%

(1)	Average balances of nonperforming loans are included in the above amounts.
(2)	Yields computed on tax-exempt instruments on a tax equivalent basis.
(3)	Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended March 31, 2016 would have been 3.72% compared to a net interest spread of 3.76% for the quarter ended March 31, 2015.
(4)	Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	March	December	September	June	March	December
	2016	2015	2015	2015	2015	2014
Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$42,524	29,359	30,049	17,550	16,915	16,705
Other real estate (ORE) and other non-performing assets (NPAs)	5,338	6,990	5,794	8,239	9,927	11,873

Total nonperforming assets	$47,862	36,349	35,843	25,789	26,842	28,578

Past due loans over 90 days and still accruing interest	$4,556	1,768	3,798	483	1,609	322
Troubled debt restructurings (5)	$9,950	8,088	8,373	8,703	8,726	8,410
Net loan charge-offs	$7,087	3,785	4,041	1,856	1,432	842
Allowance for loan losses to nonaccrual loans	146.4%	222.9%	212.2%	373.6%	391.6%	403.2%
As a percentage of total loans:
Past due accruing loans over 30 days	0.32%	0.31%	0.31%	0.38%	0.34%	0.40%
Potential problem loans (6)	1.65%	1.61%	1.44%	1.86%	1.97%	1.81%
Allowance for loan losses	0.91%	1.00%	1.01%	1.36%	1.43%	1.47%
Nonperforming assets to total loans, ORE and other NPAs	0.70%	0.55%	0.57%	0.53%	0.58%	0.62%
Nonperforming assets to total assets	0.52%	0.42%	0.41%	0.37%	0.40%	0.46%
Classified asset ratio (Pinnacle Bank) (8)	24.2%	18.7%	17.1%	19.0%	20.3%	18.1%
Annualized net loan charge-offs year-to-date to avg. loans (7)	0.43%	0.21%	0.20%	0.14%	0.13%	0.10%
Wtd. avg. commercial loan internal risk ratings (6)	4.5	4.5	4.5	4.5	4.5	4.4
Interest rates and yields:
Loans	4.49%	4.46%	4.33%	4.27%	4.35%	4.34%
Securities	2.62%	2.45%	2.51%	2.56%	2.79%	2.81%
Total earning assets	4.09%	4.01%	3.93%	3.91%	4.02%	4.00%
Total deposits, including non-interest bearing	0.28%	0.27%	0.24%	0.21%	0.21%	0.20%
Securities sold under agreements to repurchase	0.28%	0.21%	0.22%	0.19%	0.19%	0.19%
FHLB advances	0.56%	0.42%	0.33%	0.23%	0.31%	0.56%
Subordinated debt and other borrowings	3.89%	3.57%	3.16%	2.44%	2.44%	2.48%
Total deposits and interest-bearing liabilities	0.37%	0.34%	0.31%	0.27%	0.26%	0.25%
Pinnacle Financial Partners capital ratios (8):
Stockholders’ equity to total assets	13.3%	13.3%	13.3%	12.9%	13.1%	13.3%
Common equity Tier one capital	7.8%	8.6%	8.7%	9.4%	9.4%	10.6%
Tier one risk-based	8.7%	9.6%	9.8%	10.8%	10.8%	12.1%
Total risk-based	11.0%	11.3%	11.4%	12.0%	12.0%	13.4%
Leverage	8.8%	9.4%	10.0%	10.5%	10.4%	11.3%
Tangible common equity to tangible assets	8.9%	8.6%	8.6%	9.5%	9.5%	9.6%
Pinnacle Bank ratios:
Common equity Tier one	8.3%	9.0%	9.1%	10.1%	10.0%	11.4%
Tier one risk-based	8.3%	9.0%	9.1%	10.1%	10.1%	11.4%
Total risk-based	10.6%	10.6%	10.8%	11.2%	11.3%	12.6%
Leverage	8.4%	8.8%	9.4%	9.8%	9.7%	10.6%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	March	December	September	June	March	December
	2016	2015	2015	2015	2015	2014
Per share data:
Earnings – basic	$0.70	0.67	0.64	0.65	0.62	0.54
Earnings – diluted	$0.68	0.65	0.62	0.64	0.62	0.53
Common dividends per share	$0.14	0.12	0.12	0.12	0.12	0.08
Book value per common share at quarter end (9)	$29.26	28.25	27.80	23.39	22.98	22.45
Weighted avg. common shares – basic	40,082,805	40,000,102	37,828,324	35,128,856	35,041,203	34,827,999
Weighted avg. common shares – diluted	40,847,027	41,015,154	38,792,783	35,554,683	35,380,529	35,292,319
Common shares outstanding	41,994,955	40,906,064	40,802,904	35,977,987	35,864,667	35,732,483
Investor information:
Closing sales price	$49.06	51.36	49.41	54.37	44.46	39.54
High closing sales price during quarter	$51.32	56.80	55.18	54.88	45.19	39.95
Low closing sales price during quarter	$44.56	47.90	45.03	44.25	35.52	34.65
Other information:
Gains on mortgage loans sold:
Mortgage loan sales:
Gross loans sold	$163,949	164,992	145,751	112,609	95,782	94,816
Gross fees (10)	$5,425	4,155	4,751	4,067	3,108	3,261
Gross fees as a percentage of loans originated	3.31%	2.52%	3.26%	3.61%	3.24%	3.44%
Net gain on mortgage loans sold	$3,568	2,181	1,895	1,652	1,941	1,374
Investment gains on sales, net (17)	$—	(10)	—	556	6	—
Brokerage account assets, at quarter-end (11)	$1,812,221	1,778,566	1,731,828	1,783,062	1,739,669	1,695,238
Trust account managed assets, at quarter-end	$1,130,271	862,699	839,518	924,605	889,392	764,802
Core deposits (12)	$6,432,388	6,332,810	4,832,719	4,608,648	4,412,635	4,381,177
Core deposits to total funding (12)	80.7%	84.5%	82.8%	81.8%	81.0%	84.8%
Risk-weighted assets	$8,287,853	7,849,814	7,425,629	5,829,846	5,591,382	5,233,329
Total assets per full-time equivalent employee	$8,616	8,228	7,960	8,141	8,153	7,877
Annualized revenues per full-time equivalent employee	$373.2	367.6	308.5	360.0	365.3	336.0
Annualized expenses per full-time equivalent employee	$202.3	195.6	166.7	184.1	192.9	178.6
Number of employees (full-time equivalent)	1,075.0	1,058.5	1,073.5	800.5	774.5	764.0
Associate retention rate (13)	94.0%	92.9%	96.1%	94.7%	94.0%	93.3%
Selected economic information (in thousands) (14):
Nashville MSA nonfarm employment—January 2016	934.5	926.6	908.0	906.6	890.9	886.7
Knoxville MSA nonfarm employment—January 2016	393.2	391.4	388.3	387.8	382.7	381.5
Chattanooga MSA nonfarm employment—January 2016	250.4	249.1	244.9	245.4	242.5	240.7
Memphis MSA nonfarm employment—January 2016	633.1	629.3	624.5	621.8	618.7	617.5
Nashville MSA unemployment—February 2016	3.5%	4.7%	4.7%	4.6%	4.6%	5.2%
Knoxville MSA unemployment -February 2016	4.1%	5.4%	5.4%	5.4%	5.3%	6.1%
Chattanooga MSA unemployment—February 2016	4.8%	5.6%	5.7%	5.6%	5.7%	6.3%
Memphis MSA unemployment—February 2016	5.0%	6.4%	6.4%	6.5%	6.5%	7.4%
Nashville residential median home price—March 2016	$245.0	242.9	236.9	240.0	222.4	213.5
Nashville inventory of residential homes for sale- March 2016 (16)	7.9	7.1	8.7	9.2	8.2	7.6

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	March	December	September	June	March	December
(dollars in thousands, except per share data)	2016	2015	2015	2015	2015	2014
Net interest income	$73,902	71,475	62,059	51,831	51,269	50,313
Noninterest income	25,856	26,608	21,410	20,019	18,493	14,384
Less: Investment gains on sales, net	—	10	—	(556)	(6)	—

Noninterest income excluding investment gains on sales, net	25,856	26,618	21,410	19,463	18,487	14,384

Total revenues excluding the impact of investment gains on sales, net	99,758	98,093	83,469	71,294	69,756	64,697

Noninterest expense	54,064	52,191	45,107	36,747	36,830	34,391
Less: Other real estate expense	112	99	(686)	(115)	395	(630)
FHLB prepayment charges	—	—	—	479	—	—
Merger related expenses	1,829	2,489	2,249	59	—	—

Noninterest expense excluding the impact of other real estate expense, FHLB prepayment charges and merger related charges	52,122	49,603	43,544	36,324	36,435	35,021

Adjusted pre-tax pre-provision income (15)	$47,636	48,490	39,925	34,970	33,322	29,676

Efficiency Ratio (4)	54.2%	53.2%	54.0%	51.1%	52.8%	53.2%
Adjustment due to investment gains, ORE expense,
FHLB prepayment charges and merger related charges	-1.9%	-2.6%	-1.9%	-0.2%	-0.6%	1.0%

Efficiency Ratio (excluding investment gains, ORE expense, FHLB prepayment charges and merger related charges)	52.2%	50.6%	52.2%	50.9%	52.2%	54.1%

Total average assets	$8,851,978	8,565,341	7,514,633	6,319,712	6,102,523	5,855,421

Noninterest expense (excluding ORE expense, FHLB prepayment charges and merger related charges) to avg. assets (1)	2.37%	2.30%	2.30%	2.31%	2.42%	2.37%
Equity Method Investment (19)
Fee income from BHG, net of amortization	$5,148	7,839	5,285	4,266	3,201
Funding cost to support investment	980	660	590	421	277

Pre-tax impact of BHG	4,168	7,179	4,695	3,845	2,924
Income tax expense at statutory rates	1,635	2,816	1,842	1,508	1,147

Earnings attributable to BHG	$2,533	4,363	2,853	2,337	1,777

Basic earnings per share attributable to BHG	0.06	0.11	0.07	0.07	0.05
Diluted earnings per share attributable to BHG	0.06	0.11	0.07	0.07	0.05
Net income	$27,965	26,854	24,149	22,665	21,843	18,737
Merger related charges	1,829	2,489	2,249	59	—	—
Tax effect on merger related charges (20)	(718)	(977)	(882)	(23)	—	—

Net income less merger related charges	$29,076	28,366	25,516	22,701	21,843	18,737

Basic earnings per share	$0.70	0.67	0.64	0.65	0.62	0.54
Adjustment to basic earnings per share due to merger related charges	0.03	0.04	0.03	—	—	—

Basic earnings per share excluding merger related charges	$0.73	0.71	0.67	0.65	0.62	0.54

Diluted earnings per share	$0.68	0.65	0.62	0.64	0.62	0.53
Adjustment to diluted earnings per share due to merger related charges	0.03	0.04	0.04	—	—	—

Diluted earnings per share excluding merger related charges	$0.71	0.69	0.66	0.64	0.62	0.53

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	March	December	September	June	March	December
(dollars in thousands, except per share data)	2016	2015	2015	2015	2015	2014
Net income	$27,965	26,854	24,149	22,665	21,843	18,737
Merger related expenses	1,829	2,489	2,249	59	—	—
Tax effect on merger related expenses	(718)	(977)	(882)	(23)	—	—

Net income less merger related expenses	$29,076	28,366	25,516	22,701	21,843	18,737

Return on average assets	1.27%	1.24%	1.27%	1.44%	1.45%	1.27%
Adjustment due to merger related charges	0.05%	0.07%	0.07%	0.00%	0.00%	0.00%

Return on average assets (excluding merger related charges)	1.32%	1.31%	1.35%	1.44%	1.45%	1.27%

Tangible assets:
Total assets	$9,262,345	8,708,956	8,549,064	6,516,544	6,314,346	6,018,248
Less: Goodwill	(431,841)	(430,687)	(429,416)	(243,291)	(243,443)	(243,529)
Core deposit and other intangible assets	(9,667)	(10,540)	(11,641)	(2,438)	(2,666)	(2,893)

Net tangible assets	$8,820,837	8,267,729	8,108,007	6,270,815	6,068,237	5,771,826

Tangible equity:
Total stockholders’ equity	$1,228,780	1,155,611	1,134,226	841,390	824,151	802,693
Less: Goodwill	(431,841)	(430,687)	(425,151)	(243,291)	(243,443)	(243,529)
Core deposit and other intangible assets	(9,667)	(10,540)	(11,641)	(2,438)	(2,666)	(2,893)

Net tangible common equity	$787,272	714,384	697,434	595,661	578,042	556,271

Ratio of tangible common equity to tangible assets	8.93%	8.64%	8.60%	9.50%	9.53%	9.64%

Average tangible equity:
Average stockholders’ equity	$1,188,153	1,153,681	986,325	836,791	815,706	796,338
Less: Average goodwill	(430,228)	(430,574)	(317,461)	(243,383)	(243,505)	(243,531)
Core deposit and other intangible assets	(10,237)	(11,261)	(7,634)	(2,581)	(2,809)	(3,040)

Net average tangible common equity	$747,688	711,847	661,230	590,827	569,392	549,767

Return on average tangible common equity (1)	15.04%	14.97%	14.49%	15.39%	15.56%	13.52%
Adjustment due to merger related charges	0.60%	0.84%	0.82%	0.06%	0.00%	0.00%

Return on average tangible common equity (excluding merger related charges)	15.64%	15.81%	15.31%	15.44%	15.56%	13.52%

Total average assets	$8,851,978	8,565,341	7,514,633	6,319,712	6,102,523	5,855,421

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1.	Ratios are presented on an annualized basis.

2.	Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.

3.	Total revenue is equal to the sum of net interest income and noninterest income.

4.	Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

5.	Troubled debt restructurings include loans where the company, as a result of the borrower’s financial difficulties, has granted a credit concession to the borrower (i.e., interest only payments for a significant period of time, extending the maturity of the loan, etc.). All of these loans continue to accrue interest at the contractual rate.

6.	Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A “1” risk rating is assigned to credits that exhibit Excellent risk characteristics, “2” exhibit Very Good risk characteristics, “3” Good, “4” Satisfactory, “5” Acceptable or Average, “6” Watch List, “7” Criticized, “8” Classified or Substandard, “9” Doubtful and “10” Loss (which are charged-off immediately). Additionally, loans rated “8” or worse that are not nonperforming or restructured loans are considered potential problem loans. Generally, consumer loans are not subjected to internal risk ratings. This average is for PNFP legacy loans only.

7.	Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.

8.	Capital ratios are calculated using regulatory reporting regulations enacted for such period and are defined as follows:

Equity to total assets – End of period total stockholders’ equity as a percentage of end of period assets.

Tangible common equity to total assets—End of period total stockholders’ equity less end of period goodwill, core deposit and other intangibles as a percentage of end of period assets.

Leverage – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.

Tier one risk-based – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

Classified asset—Classified assets as a percentage of Tier 1 capital plus allowance for loan losses.

Tier one common equity to risk weighted assets—Tier 1 capital (pursuant to risk-based capital guidelines) less the amount of any preferred stock or subordinated indebtedness that is considered as a component of tier 1 capital as a percentage of total risk-weighted assets.

9.	Book value per share computed by dividing total stockholders’ equity less preferred stock and common stock warrants by common shares outstanding.

10.	Amounts are included in the statement of operations in “Gains on mortgage loans sold, net”, net of commissions paid on such amounts.

11.	At fair value, based on information obtained from Pinnacle’s third party broker/dealer for non-FDIC insured financial products and services.

12.	Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

13.	Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.

14.	Employment and unemployment data is from BERC- MTSU & Bureau of Labor Statistics. Labor force data is seasonally adjusted. The most recent quarter data presented is as of the most recent month that data is available as of the release date. Historical data is subject to update by the BERC- MTSU & Bureau of Labor Statistics. Historical data is presented based on the most recently reported data available by the BERC- MTSU & Bureau of Labor Statistics. The Nashville home data is from the Greater Nashville Association of Realtors.

15.	Adjusted pre-tax, pre-provision income excludes the impact of investment gains and losses on sales and impairments, net as well as other real estate owned expenses and FHLB restructuring charges.

16.	Represents one month’s supply of homes currently listed with MLS based on current sales activity in the Nashville MSA.

17.	Represents investment gains (losses) on sales and impairments, net occurring as a result of both credit losses and losses incurred as the result of a change in management’s intention to sell a bond prior to the recovery of its amortized cost basis.

18.	The dividend payout ratio is calculated as the sum of the annualized dividend rate divided by the trailing 12-months fully diluted earnings per share as of the dividend declaration date.

19.	Earnings from equity method investment includes the impact of the issuance of subordinated debt as well as the funding costs of the overall franchise. Income tax expense is calculated using statutory tax rates.

20.	Tax effect calculated using the statutory rate of 39.23% at March 31, 2016.